Exhibit 4.8

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS
DATED                      __, 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., LLC, THE INFORMATION AGENT.
Kona Grill, Inc.
Incorporated under the laws of the State of Delaware
SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Subscription Rights to Purchase Shares of Common Stock of Kona Grill, Inc.
Subscription Price: $[___] per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON                      [ ], 2009, UNLESS EXTENDED BY THE COMPANY
REGISTERED
      OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Kona Grill, Inc., a Delaware corporation, at a subscription price of $[___] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.
Four of the Company’s noteholders are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Kona Grill, Inc. and the signatures of its duly authorized officers.

Date:

Marcus E. Jundt,	,
Chief Executive Officer	Executive Vice President
Continental Stock Transfer & Trust Company

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.
If delivering by Hand/Mail/Overnight Courier:
Continental Stock Transfer & Trust Company
Attn: Reorganization Department
17 Battery Place, 8th Floor
New York, New York 10004
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, if applicable, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares x	$ [___]	=	$
	(no. of new shares)		(subscription price)		(amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:
If you are one of the Company’s four noteholders that is entitled to the Over-Subscription Right and wish to subscribe for additional shares on a pro rata basis based on the aggregate amount of notes outstanding:

I apply for		shares x	$ [___]	=	$
	(no. of new shares)		(subscription price)		(amount enclosed)
(c) Total Amount of Payment Enclosed = $
METHOD OF PAYMENT (CHECK ONE)
☐	Check or bank draft drawn on a U.S. bank, or postal, telegraphic, or express money order payable to “Continental Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, ABA #021000021, Account # 475-506979, Continental Stock Transfer & Trust Company FBO Kona Grill, Inc., with reference to the rights holder’s name.
FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription right or certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.
FOR INSTRUCTIONS ON THE USE OF KONA GRILL, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW & CO., LLC, THE INFORMATION AGENT, AT (203) 658-9400 (COLLECT) OR (800) 607-0088 (TOLL-FREE).